Exhibit 10.6

AMENDMENT

This is an Amendment to the Purchase Agreement between Brink's Home Security, Inc. ("Brink's") and Universal Power Group, Inc. ("UPG") dated June 1, 2004. This Amendment will be effective November 15, 2005.

1.
Compensation. (a) As reimbursement for amounts paid by UPG to procure each Final Package and related goods and services on Brink's behalf and as full compensation for the performance of UPG's services, Brink's agrees to pay UPG [ * ]. Total compensation to UPG will be [ * ] per Final Package. Unless otherwise provided herein UPG shall not be entitled to any other reimbursement, payment, or compensation for the direct and indirect costs of performing UPG's services hereunder or in respect of any fee or profit with the exception that applicable sales tax, if any, shall be added unless Brink's delivers to UPG a valid sales tax exemption certificate covering such purchases and any additional charges from vendors such as minimum billing or restock charges.

2.

EXHIBIT C

PRICING

•	UPG 1245 (12v - 4.5AH / Reference D5741)	[ * ]

•	UPG 3 Prong 16.5V-40V (Reference 71782)	[ * ]

•	UPG RJ45 Block (RF38X-6C/8P6C-50U/Reference D 1269)	[ * ]

•	UPG 15W. Wall Mount Speaker (SP36 ULB White/Reference D1306)	[ * ]

All other terms will remain the same as stated in the Agreement.

AGREED:

BRINK'S HOME SECURITY, INC.		UNIVERSAL POWER GROUP, INC.

By:	/s/ Steven C. Yevich	By:	/s/ Randy Hardin

Name:	Steven C. Yevich	Name:	Randy Hardin
		Title:	President & CEO
Title:	Sr VP & CFO
		Date:	11-18-05
Date:	Nov 17, 2005

		By:	/s/ Ian Edmonds

		Name:	Ian Edmonds
		Title:	Executive Director & COO

		Date:	11.17.05

*Confidential information omitted and filed separately with the Securities and Exchange Commission.

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT entered into as of                June 1                , 2004 by and between BRINK'S HOME SECURITY, INC. ("Brink's") and UNIVERSAL POWER GROUP, INC. ("UPG") by which UPG will perform assembling, shipping, storing, procuring and related services for Brink's. Additionally, this Purchase Agreement sets forth pricing for certain UPG batteries and transformers. UPG will also provide battery recycling services to Brink's. The following terms and conditions apply:

1.
Services. Battery and Transformer Pricing. (a) As requested by Brink's, UPG, as Brink's agent, shall procure components for residential and/or commercial alarm systems ("Alarm System Components") from manufacturers specified by Brink's with whom Brink's negotiated contracts. UPG shall also procure related packing and other materials and shall store such Alarm System Components and materials in UPG's distribution centers. UPG shall assemble final packages consisting of the following components: control panel; battery; transformer; RJ block; speaker; motion sensor; and instruction manuals ("Final Packages"). Particular brands and models of components included in the Final Packages will be as specified by Brink's. UPG shall ship such Final Packages to destinations specified by Brink's. If Brink's should change the equipment or the configuration of the equipment in the Final Packages which causes the existing packaging (box and partitions) to be unusable, Brink's shall reimburse UPG for the cost of that unusable packaging. UPG shall also store, ship and procure other additional Alarm System Components, that are not products included in Final Packages, from manufacturers specified by Brink's with whom Brink's has negotiated contracts.

(b) Brink's may also purchase from UPG, batteries and transformers that are produced to UPG's specifications. The price to Brink's for these items is listed on Exhibit C, attached. These prices will remain firm throughout the term of this Purchase Agreement. Shipping and warehousing compensation to UPG for these items will be as specified in section 3 (b) for batteries and transformers not included in a Final Package. UPG warrants its products to be in conformance with the specifications provided to Brink's, and to be free from defects in materials and workmanship under normal use and service per respective product warranties including, without limitation, the warranties described in Exhibit A. Other terms of purchase are specified in Exhibit A, attached hereto.

(c) Brink's may also purchase from UPG products that UPG makes available in the normal course of UPG's business which will be obtained by UPG from manufacturers of UPG's choice with whom UPG has negotiated contracts. Products will be packaged by UPG as a normal distribution product. The charge for these products will be at UPG's prevailing rates.

(d) In consideration for Brink's obligations under this Purchase Agreement, UPG will provide battery recycling services to Brink's in accordance with Exhibit B at no additional charge.

2.
Authority. Except as expressly set forth in this Purchase Agreement, UPG shall have no authority to enter into contracts or other commitments on Brink's behalf or to represent or bind Brink's in any way.

3.
Compensation. (a) As reimbursement for amounts paid by UPG to procure each Final Package and related goods and services on Brink's behalf and as full compensation for the performance of UPG's services, Brink's agrees to pay UPG [ * ]. Total compensation to UPG will be [ * ] per Final Package. Unless otherwise provided herein UPG shall not be entitled to any other reimbursement, payment, or compensation for the direct and indirect costs of performing UPG's services hereunder or in respect of any fee or profit with the exception that applicable sales tax, if any, shall be added unless Brink's delivers to UPG a valid sales tax exemption certificate covering such purchases and any additional charges from vendors such as minimum billing or restock charges.

(b) Brink's may periodically, at Brink's option, ask UPG to procure additional Alarm System Components from the same or additional manufacturers. In that event, UPG's compensation shall be [ * ]. Total additional Alarm System Component compensation will be [ * ].

(c) Brink's has established an authorized dealer program that requires the shipment of all approved Final Packages and Alarm System Components. Brink's authorized dealers are responsible for setting up an account and credit terms with UPG. Brink's authorized dealers are solely responsible for this account; however, UPG agrees that [ * ] to Brink's dealers will not exceed [ * ]. Brink's may purchase equipment directly from UPG for Brink's authorized dealers. If Brink's exercises this option, Brink's will pay UPG the compensation described in 3 (a) and 3 (b).

(d) In the event that Brink's purchases products directly from a manufacturer and such products are shipped to UPG for handling and distribution, UPG will charge Brink's the shipping and handling fees described in Section 3(b). Brink's shall provide UPG with product cost information for this purpose.

4.
Payment. Brink's shall make payments to UPG net 30 days from date of UPG's invoice. UPG invoices will separately list: actual cost to Brink's; shipping charges; and warehousing and other handling charges. UPG will invoice charges for UPG Products separately from reimbursement for Final Packages and additional Alarm System Components.

5.
Purchase Orders. Brink's shall submit to UPG, at intervals of Brink's choice, requests for UPG to procure Alarm System Components and related materials from manufacturers specified by Brink's. As promptly as practical after receipt of such requests, UPG, as Brink's agent, shall submit corresponding purchase orders to such manufacturers and shall diligently expedite such purchase orders (subject always to availability of product from the specified manufacturer) with a view toward maintaining adequate inventories of Alarm System Components and related materials in UPG's distribution centers to meet Brink's shipping needs. Prices and terms for the purchase of Alarm System Components are set by separate agreements between Brink's and the manufacturers.

6.
Shipments. Within two days after Brink's places an order with UPG, UPG shall ship Final Packages, Alarm System Components and related materials to Brink's branch office, dealer office or final user specified in Brink's instructions within the continental United States. If for any reason material orders do not ship within two days, backorders will be immediately reported. All surface shipping and handling costs to any branch office, dealer or final user in the continental United States shall be at UPG's sole expense; however, if Brink's requests shipment by air freight or to a destination outside the 48 states, UPG shall prepay such air freight or other shipping charge and Brink's shall reimburse UPG for the actual charges incurred. UPG shall endeavor to assure that all Alarm System Components and related materials shipped by UPG are delivered as promptly as possible.

7.	Manufacturers' Warranties. Brink's shall be the beneficiary of all manufacturers' warranties. UPG shall take such reasonable steps as Brink's may request (excluding institution of litigation) to enforce the terms of all manufacturers' warranties with respect to the Alarm System Components and related materials, including but not limited to, returning defective items for repair or replacement. UPG, AS A PROVIDER OF WAREHOUSING AND SHIPPING SERVICES AND AS A WHOLESALE DISTRIBUTOR, MAKES NO WARRANTIES OF ITS OWN, EITHER EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OF THESE PRODUCTS NOT MANUFACTURED BY UPG, AND SHALL NOT BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES. UPG WILL EXTEND WARRANTIES ON ITEMS MANUFACTURED BY UPG AND UPG VENDORS PER RESPECTIVE PRODUCT WARRANTIES.

8.
Risk of Loss. Risk of loss on all Alarm System Components, other products and related materials purchased, stored, assembled, and shipped by UPG under this Purchase Agreement shall remain with UPG until such Alarm System Components, other products and related materials are delivered to Brink's branch office, dealer office or the end user as instructed by Brink's.

9.	Returns. In the event of a return authorized by Brink's and subject to a material return authorization issued by UPG, Brink's shall pay a restock charge imposed by the manufacturer of the product.

10.
Effective Date, Term and Termination. (a) This Purchase Agreement shall become effective on June 1, 2004, and shall continue for an initial term of 24 months. At the end of the initial term, this Agreement will renew for successive one year renewal terms unless cancelled in writing by either party at least 120 days before the end of the initial term or any renewal term. After May 31, 2005, this Agreement may be terminated for any reason by giving 120 days prior written notice. Provided, however, upon early termination, Brink's will purchase from UPG any and all remaining inventory procured by UPG pursuant to this Agreement (including inventory in transit) and pay any applicable cancellation fees of the manufacturer. (b) In the event that a party commits a Default under this Agreement, the non-defaulting party shall give written notice of the Default to the defaulting party. If the defaulting party does not cure such default within seven business days, or there is a subsequent Default of the same nature, then the non-defaulting party shall have the right to terminate this Agreement by giving ten days written notice. With respect to UPG, the term "Default" means a failure to meet a material shipping or warehousing obligation under this Agreement. With respect to Brink's, the term "Default" means a failure to meet a material payment obligation under this Agreement. With respect to both parties, an occurrence shall not be considered a Default if it is caused by an event or condition beyond the party's reasonable control. Provided, however, upon early termination, Brink's will purchase from UPG any and all remaining inventory procured by UPG pursuant to this Agreement (including inventory in transit) and pay any applicable cancellation fees of the manufacturer.

Signature Page

BRINK'S HOME SECURITY, INC.		UNIVERSAL POWER GROUP, INC.

By:	/s/ Steven C. Yevich	By:	/s/ Randy Hardin

Name:	Steven C. Yevich	Name:	Randy Hardin

Title:	CFO	Title:	CEO

Date:	6/18/04	Date:	6-14-04

UNIVERSAL POWER GROUP, INC.

		By:	/s/ Ian Edmonds

		Name:	Ian Edmonds

		Title:	COO

		Date:	6. 14. 04

EXHIBIT A

Terms and Conditions for UPG Battery and Transformer Purchases

As stated in Section 1 of this Purchase Agreement, Brink's may purchase from UPG the UPG 1245 (12v- 4.5AH) battery and the 3-Prong 16.5V -25Va transformer (the "UPG Products") at the prices listed in Exhibit C in the quantities determined by Brink's. The purchase of such batteries and transformers is subject to the following additional terms and conditions.

1.	U.L. Listing. UPG shall maintain an Underwriters Laboratories ("U.L.") listing on the UPG transformers purchased under this Purchase Agreement.

2.	Compliance. UPG shall comply with all environmental and other laws in connection with manufacture and delivery of the UPG Products.

Indemnity. UPG agrees to defend, indemnify and hold harmless Brink's from and against all damages and costs arising out of any action for infringement of any United States patent, copyright or trade secret by the UPG Products. Brink's shall give UPG prompt written notice of any action, claim or threat of infringement suit either oral or written. Brink's shall give UPG opportunity to elect to take over, settle or defend any such claim, action or suit through counsel of UPG's own choice and under its sole direction. Brink's will make available to UPG all defenses against any such claim, action, suit or proceeding known to Brink's. UPG may, at its own option, procure the right for Brink' to continue to use the product, replace the product with a non-infringing product of equal quality, modify the product to be non-infringing or refund a prorated portion of the purchase price of the product.

UPG shall defend, indemnify and hold harmless Brink's from any and all damages caused directly by any defect in a UPG Product, including without limitation failure of the product to comply with environmental or other laws. UPG shall have the option to take over, settle or defend such action, claim or suit through counsel of its own choice.

4.
Warranty. UPG warrants that the UPG Products will conform to the most recent documented specifications, drawings, samples or other descriptions provided to Brink's and will be free from defects in materials and workmanship for a period of two years on batteries and one year on transformers. UPG agrees that this warranty will survive acceptance of the UPG Products and shall run to Brink's, its successors, assigns, subsidiaries, divisions, affiliates and purchasers. In no event shall UPG be liable for consequential damages, such as loss of profits, under this Warranty.

5.
Insurance. With respect to liability resulting from any alleged failure of the UPG Products, UPG agrees to furnish Brink's with a Broad Form Vendors endorsement to its product liability insurance policy extending coverage to Brink's subject to the terms of the endorsement within thirty (30) days of the date UPG signs this Purchase Agreement. UPG further agrees to furnish Brink's, within thirty days of signing this Purchase Agreement, a Comprehensive General Liability (including product liability, contractual liability and completed operations) Certificate of Insurance showing limits of $2,000,000, naming Brink's as an additional insured and providing thirty (30) days written notice of cancellation or material change in the policy.

EXHIBIT B

Universal Power Group
Battery Recycling Program
(Lead Acid Batteries)

1.	Brink's faxes the "Pick-Up Request" to Universal Power Group (UPG) at (972) 661-3746.

2.	Within 24-hours, UPG will contact an authorized hauler of hazardous material closest to the pick-up location.

3.	The authorized hauler will contact Brink's, within 24-hours, to schedule the pick-up. Typically the pick-up will occur within one week.

4.	The minimum pick-up is 200 Ibs.

5.	The authorized hauler will be responsible for taking the junks to an authorized (by EPA) smelter and will send the proper documentation (as required by law) to Universal Power Group.

6.	Brinks agrees to hold UPG harmless if UPG cannot locate a hazardous material hauler in a particular area and UPG will promptly notify Brinks of such failure to locate.

EXHIBIT C

PRICING

UPG 1245 (12v - 4.5AH / Reference D5741)	[ * ]

3 Prong 16.5V-25V (Reference D1775-01)	[ * ]

*Confidential information omitted and filed separately with the Securities and Exchange Commission.